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                                                                   EXHIBIT 3(ii)

                                     Bylaws
                                       of
                               North Bancorp, Inc.






                     Amended and Restated September 28, 2001










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                                     BYLAWS
                                       OF
                               NORTH BANCORP, INC.
                    AMENDED AND RESTATED, SEPTEMBER 28, 2001

                                    ARTICLE I
                                    OFFICERS

         SECTION 1. REGISTERED OFFICE. The registered office of North Bancorp, Inc. (the "Corporation") shall be in the City of Gaylord, County of Otsego, State of Michigan.

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Michigan as its Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETING. All meetings of the Shareholders of the Corporation shall be held at its registered office or such other place, whether within or without the State of Michigan, as may be determined from time to time by the Board of Directors.

         SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. The annual meeting of Shareholders for election of Directors and for such other business as may properly come before the meeting, commencing with the year 1990, shall be held on the third Tuesday of May of each year at 10 a.m., if not a legal holiday, and if a legal holiday, then on the next business day following, at 10 a.m., local time, or at such other date and time as shall be determined from time to time by the Board of Directors. If the annual meeting is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

         SECTION 3. ORDER OF BUSINESS AT ANNUAL MEETING. The order of business at the annual meeting of the Shareholders shall be as follows:

         (a)      Reading of notice and proof of mailing,
         (b)      Reports of Officers,
         (c)      Election of Directors,
         (d)      Other business as provided in the notice,
         (e)      Adjournment,

provided that, in the absence of any objection, the chairman of the meeting may vary the order of business at his discretion.

         SECTION 4. NOTICE OF MEETING OF SHAREHOLDERS. Except as otherwise provided in the Michigan Business Corporation Act, MCLA 450.1101, et seq. (hereinafter called the "Act"), written notice of the date, time, place and purpose of a meeting of Shareholders shall be given not less than ten (10) and not more than sixty (60) days before the date of the meeting, either personally or by mail, to each Shareholder of record entitled to vote at the meeting.

         SECTION 5. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the Shareholders entitled to vote at a Shareholders' meeting or any adjournment thereof. The list shall:

                  (a) Be arranged alphabetically within each class and series, with the



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                           address of, and the number of shares held by, each
                           Shareholder.

                  (b)      Be produced at the time and place of the meeting.

                  (c) Be subject to inspection by any Shareholder during the whole time of the meeting.

                  (d) Be prima facie evidence as to who are the Shareholders entitled to examine the list or to vote at the meeting.

         SECTION 6. SPECIAL MEETING OF SHAREHOLDERS. Special meetings of the Shareholders may be called by a majority of the members of the Board of Directors. It is the duty of the Secretary to send out notice of the meeting in accordance with the provisions set forth in Article II Section 4 of these bylaws.

         SECTION 7. QUORUM OF SHAREHOLDERS. Unless a greater or lesser quorum is provided in the Articles of Incorporation, in a bylaw adopted by the Shareholders or in the Act, shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting. The Shareholders present in person or by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

         SECTION 8. VOTE OF SHAREHOLDERS. Each outstanding share is entitled to one (1) vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. A vote may be cast either orally or in writing. If an action, other than the election of Directors, is to be taken by vote of the Shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater vote is required by the Articles of Incorporation or in the Act. Directors shall be elected by a plurality of the votes cast at an election.

         SECTION 9. RECORD DATE FOR DETERMINATION OF SHAREHOLDERS. For the purpose of determining Shareholders entitled to notice of and to vote at a meeting of Shareholders or an adjournment of a meeting, the Board of Directors may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors.

         The record date cannot be more than sixty (60) nor less than ten (10) days before the date of the meeting. If a record date is not fixed, the record date for determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given the day next preceding the date on which the meeting is held. When a determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders has been made as provided in this Section, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.

         For the purpose of determining Shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the Board of Directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors. The record date shall not be more than sixty (60) days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the Board of Directors relating to the corporate action is adopted.

         SECTION 10. PROXIES. A Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent without a meeting may authorize one or more other persons to act for him by proxy. A proxy shall be signed by the Shareholder or his authorized agent or representative. A proxy is valid for the purpose, time and place of the meeting stated, or an adjournment thereof.


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         SECTION 11. INSPECTORS OF ELECTION. The Board of Directors, in advance of a Shareholders' meeting, may appoint two (2) or more inspectors of election to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a Shareholders' meeting may, and on request of a Shareholder entitled to vote thereafter shall, appoint two (2) or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat.

         The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders.

         On request of the person presiding at the meeting or a Shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.

         SECTION 12. CONDUCT OF MEETINGS. Meetings of Shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

         a. The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If, in his or her absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he or she shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

         b. If disorder should arise which, in the absolute discretion of the chairman, prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting, and upon his or her so doing, the meeting shall be immediately adjourned without the necessity of any vote or further action of the Shareholders.

         c. The chairman may require any person who is not a bona fide Shareholder of record on the record date, or is not a validly appointed proxy of such a Shareholder, to leave the meeting.

         d. The chairman may introduce nominations, resolutions or motions submitted by the Board of Directors for consideration by the Shareholders without a motion or second. Except as the chairman shall direct, a resolution or motion not submitted by the Board of Directors shall be considered for a vote only if proposed by a shareholder of record on the record date or a validly appointed proxy of such a Shareholder, and seconded by such a Shareholder or proxy other than the individual who proposed the resolution or motion.

         e. Except as the chairman shall direct, and as provided in the Articles of Incorporation, any matter to be presented to the meeting shall be submitted for inclusion in the agenda not less than one hundred twenty (120) days, nor more than one hundred eighty (180) days, prior to the date of mailing to the Shareholders of written notice of the meeting.

         f. When all Shareholders present at a meeting in person or by proxy have been offered an opportunity to vote on any matter properly before a meeting, the chairman may at his or her discretion declare the polls to be closed, and no further votes may be cast or changed after such declaration. If no such declaration is made by the chairman, the polls shall remain open and shareholders may cast additional votes or change votes until the inspectors of election have delivered their final report to the chairman.

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         g. When the chairman has declared the polls to be closed on all matters then before a meeting, the chairman may declare the meeting to be adjourned pending determination of the results by the inspectors of election. In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairman at or after the meeting.

         h. When the chairman determines that no further matters may properly come before a meeting, he or she may declare the meeting to be adjourned, without motion, second, or vote of the Shareholders.

          i. When the chairman has declared a meeting to be adjourned, unless the chairman has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though Shareholders or holders of proxies representing a quorum may remain at the site of the meeting.

                                   ARTICLE III
                                    DIRECTORS

         SECTION 1. NUMBER, CLASSIFICATION AND TERM OF DIRECTORS. The number of the Directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation, except that the minimum number of Directors shall be fixed at no less than 5 and the maximum number of Directors shall be fixed at no more than 15. The Directors shall be divided into three classes. Each class shall consist, as nearly equal in number as possible, of one-third of the total number of Directors constituting the entire Board of Directors. At each annual meeting of shareholders , successors of the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. A Director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible.

         SECTION 2. QUALIFICATIONS. Directors must own 300 shares to qualify for a seat on the Board of Directors. No person shall be elected, nor any Director re-elected to a position on the Board of Directors or an officer after that Director has attained 68 years of age.

         SECTION 3. VACANCIES. A position occurring in the Board of Directors resulting from a vacancy as a result of resignation, death, incapacity, removal or an increase in the number of Directors may be filled as follows:

         (a)      The Shareholders may fill the vacancy.

         (b)      The Board of Directors may fill the vacancy.

         (c) If the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office.

         Any Director chosen to fill a vacancy shall hold office until the next election of the class for which the Director shall have been chosen, and until his or her successor is elected and qualified.

         If because of death, resignation or other cause, the Corporation has no Directors in office, an officer, a Shareholder, personal representative, administrator, trustee or guardian of a Shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a Shareholder, may call a special


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meeting of Shareholders. Notice of such meeting shall be given as set forth in
Article II, Section 4 of these bylaws.

         Any vacancy that will occur at a specific date, by reason of a resignation effective at a later date under Section 5 of this Article III or otherwise, may be filled before the vacancy occurs but the newly elected or appointed Director may not take office until the vacancy occurs.

         SECTION 4. REMOVAL. The Shareholders may remove one (1) or more Directors with or without cause unless the Articles of Incorporation provide that Directors may be removed only for cause. The vote for removal shall be by a majority of shares entitled to vote at an election of Directors except that the Articles of Incorporation may require a higher vote for removal without cause.


         SECTION 5. RESIGNATION. A Director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a later time as set forth in the notice of resignation.

         SECTION 6. POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

         SECTION 7. LOCATION OF MEETINGS. Regular or special meetings of the Board of Directors may be held either in or outside the State of Michigan.

         SECTION 8. ORGANIZATION MEETING OF BOARD. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of Shareholders, for the purpose of electing officers and transacting any other business properly brought before it. No notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present.

         SECTION 9. REGULAR MEETING OF BOARD. Regular meetings of the Board of Directors shall be held with notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         SECTION 10. SPECIAL MEETING OF THE BOARD. Special meetings of the Board of Directors may be called by the President, or the Chairman of the Board, at any time by means of notice of the time and place thereof to each Director.

         SECTION 11. COMMITTEES OF DIRECTORS. The Board of Directors may designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation.

         Any such committee may act only with the specific authority granted by resolution of the Board of Directors creating the committee, and only to the extent of recommending action to the full Board of Directors. However, any such committee does not have the power or authority to amend the Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to the Shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the Shareholders a dissolution of the Corporation or a revocation of a dissolution, amend the bylaws of the Corporation, or fill vacancies in the Board of Directors; and, unless the resolution of the Board of Directors creating such committee or the Articles of Incorporation expressly so provides, such a committee does not have the power or authority to declare a distribution, dividend or to authorize the issuance of stock.

         Any such committee, and each member thereof, shall serve at the pleasure of the Board of Directors.


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         SECTION 12. QUORUM AND REQUIRED VOTE OF BOARD AND COMMITTEES. At all
meetings of the Board of Directors, or of a committee thereof, a majority of the members of the Board of Directors then in office, or of the members of a committee of the Board of Directors constitutes a quorum for transaction of business. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board of Directors or of the committee, unless the vote of a larger number is required by the Act.

         Amendment of these Bylaws by the Board of Directors requires the vote of not less than a majority of the members of the Board of Directors then in office.

         If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 13. ACTION BY WRITTEN CONSENT. Action required or permitted to be taken under authorization voted at a meeting of the Board of Directors or a committee of the Board of Directors, may be taken without a meeting if, before or after the action, all members of the Board of Directors then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the Board of Directors or committee. The consent has the same effect as a vote of the Board of Directors or committee for all purposes.

         SECTION 14. COMPENSATION OF DIRECTORS. The Board of Directors, by affirmative vote of a majority of Directors in office irrespective of any personal interests of any of them, may establish reasonable compensation of Directors for services to the corporation as Directors or officers.

          SECTION 15. PARTICIPATION IN MEETING BY TELEPHONE. By oral or written permission of a majority of the Board of Directors, a member of the Board of Directors or of a committee designated by the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

                                   ARTICLE IV
                                     NOTICES

         SECTION 1. NOTICE. Whenever any notice or communication is required to be given to any Director or Shareholder under any provision of the Act or of the Articles of Incorporation or of these Bylaws, it shall be given in writing either personally or by mail.

         Except as otherwise required by the Articles of Incorporation, these Bylaws, or the Act, written notice may also be given in person or by telegram, telex, radiogram, cablegram, facsimile or mailgram. Such notice shall be deemed to be given when the recipient receives the notice personally, or when the notice addressed as provided above, has been delivered to the company, or to the equipment transmitting such notice.

         SECTION 2. WAIVER OF NOTICE. When, under the Act, the Articles of Incorporation, or these Bylaws, or by the terms of an agreement or instrument, the Corporation or the Board of Directors or any committee thereof may take action, after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in case of a Shareholder, by herself/himself or by her/his attorney-in-fact, submits a signed waiver of such requirements. Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the Board of Directors need be specified in the waiver of notice of the meeting.


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         A Shareholder's attendance at a meeting will result in both of the following:

              (1)       Waiver of objection to lack of notice or defective
                    notice of the meeting, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

              (2)       Waiver of objection to consideration of a particular
                    matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

                                    ARTICLE V
                                    OFFICERS

         SECTION 1. SELECTION. The Board of Directors, at each meeting following the annual meeting of Shareholders, shall elect a Chairman, a President, a Secretary and a Treasurer. The Board of Directors may also elect or appoint one
(1) or more Vice Presidents and such other officers, employees and agents as it shall deem necessary. All officers, employees, and agents shall hold their offices for such terms and shall exercise such powers and perform such duties, consistent with these Bylaws, as shall be determined from tine to time by the Board of Directors. Two (2) or more offices may be held by the same person but an officer shall not execute, acknowledge or verify an instrument in more than one (1) capacity.

         SECTION 2. COMPENSATION. The salaries of the Chairman, President, Secretary, Treasurer, and Vice Presidents, if any, of the corporation shall be fixed by the Board of Directors; provided, however, that the Board of Directors may delegate to the President the fixing of compensation of assistant officers.

         SECTION 3. TERM, REMOVAL AND VACANCIES. Each officer of the Corporation shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until her/his resignation or removal. An officer elected or appointed by the Board of Directors may be removed by the Board of Directors without cause at any time. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         SECTION 4. DELEGATION OF AUTHORITY AND DUTIES BY BOARD OF DIRECTORS. All officers, employees and agents shall be charged with such duties and authority as usually appertains to such offices in a corporation. In addition to the authority conferred or duties imposed on them by these Bylaws, all officers, employees, and agents shall have such authority and perform such duties in the management of the Corporation as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

         SECTION 5. DUTIES AND RESPONSIBILITIES OF OFFICERS AND EMPLOYEES. The duties and responsibilities of the officers and employees of the Corporation shall be as follows:

         Chairman of the Board: The Board of Directors shall appoint one of its members to the Chairman of the Board to serve at the pleasure of the Board of Directors. He or she shall preside at all meetings of the Board of Directors. The Chairman of the Board shall coordinate the Board of Directors' administration of the policies adopted or approved by the Board of Directors. He or she shall have the specific powers conferred by these Bylaws or conferred upon, or assigned to him/her by the Board of Directors.

         President: The Board of Directors shall appoint one of its members to be President of the Corporation. In the absence of the Chairman, s/he shall preside at any meeting of the Board of Directors. Unless otherwise determined, the President shall be the Chief Executive Officer of the Corporation and shall have general executive powers and duties pertaining by law, regulation, or practice, to the office of the President, or imposed by these Bylaws. He or she shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to her/him, by the Board of Directors.

         The President shall hold her/his office for the current year for which the Board of Directors of which s/he shall be a member was elected, unless he or she shall resign, become disqualified, or be removed; and any vacancy occurring in the office of the President shall be filled promptly by the Board of Directors.



         Secretary: The Board of Directors shall appoint a Secretary of the Board who shall keep accurate minutes of all meetings. He or she shall attend to the giving of all notices required by these Bylaws to be given. He or she shall be the custodian of the corporate seal, records, documents and papers of the Corporation. He or she shall provide for the keeping of proper records of all transactions of the Corporation. He or she shall have and may exercise any and all other powers and duties pertaining to law, regulation, or practice, to the office of Secretary, or imposed by these Bylaws. He or she shall also perform such other duties as may be assigned to her/him, from time to time, by the Board of Directors.

         Other Officers: The Board of Directors may appoint one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Managers, Assistant Managers, and such other officers and attorneys-in-fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to them by the Board of Directors, the Chairman of the Board, or the President.

         Clerks and Agents: The Board of Directors may appoint, from time to time, such other clerks, agents and employees as it may deem advisable for the prompt and orderly transaction of the business of the corporation, define their duties, fix the salaries to be paid them and dismiss them. Subject to the authority of the Board of Directors, the President, or any other officer of the Corporation authorized by her/him, may appoint and dismiss all or any clerks, agents and employees and prescribe the conditions of their employment, and from time to time fix their compensation.

                                   ARTICLE VI
                                 INDEMNIFICATION

         SECTION 1. THIRD PARTY ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that s/he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. ACTIONS IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders. However, indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the corporation except to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI, but if he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred.

         SECTION 3.  MANDATORY AND PERMISSIVE PAYMENTS.

         (a) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 1 or 2 of this Article VI, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys' fees incurred by him or her in connection with the action, suit or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this subsection 3(a) of this Article VI.

         (b) An indemnification under Sections 1 or 2 of this Article VI, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this
Article VI and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:

             (1)              By a majority vote of a quorum of the Board of
                    Directors consisting of Directors who were not parties or threatened to be made parties to the action, suit or proceeding; or

             (2)              If a quorum cannot be obtained under subdivision
                    (1), then by a majority vote of a committee of the Board of Directors who are not parties to the action. The committee shall consist of not less than 2 disinterested Directors; or

             (3)              By independent legal counsel, who may be the
                    regular counsel of the Corporation, in a written opinion, which counsel shall be selected in one of the following ways:

                    (i) By the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2) of this Sec. 3(b); or

                    (ii) If a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2) of the Sec. 3(b), then by the Board of Directors; or

             (4)              By all independent Directors who are not parties
                    or threatened to be made parties to the action, suit, or proceeding; or

             (5)              By the Shareholders, but shares held by Directors,
                    officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

         (c) In the designation of a committee under Sec. 3 (b) (2) or in the selection of independent legal counsel under Sec. 3(b) (3) (ii) of this Article VI, all Directors may participate.

         (d) If a person is entitled to indemnification under Sec. 1 or 2 of this Article VI for a portion of expenses including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the person is entitled to be indemnified.

         SECTION 4. EXPENSE ADVANCES. The Corporation may pay or reimburse the reasonable expenses incurred by a Director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding if all of the following apply:

                  (1) The person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI;

                  (2) The person furnishes the Corporation a written undertaking executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct;

                  (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under the Act.

         The undertaking required by Sec. 4(2) of this Article VI must be an unlimited general obligation of the person but need not be secured.

         Determination of payments under this section shall be made n the manner specified in Sec. 3(b) of this Article VI.

         SECTION 5.  PROVISIONS NOT EXCLUSIVE.

         (a) The indemnification or advancement of expenses provided under Sections 1 through 4 of this Article VI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these Bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

         (b) The indemnification provided for in Sections 1 through 5 of this
Article VI continues as to a person who ceases to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

         SECTION 6. INSURANCE. The corporation shall purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him against such liability under Sections 1 to 5 of this
Article VI.

         SECTION 7. CONSTITUENT CORPORATION. For the purpose of this Article VI, the "Corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

         SECTION 8. STATUTORY DEFINITIONS APPLICABLE. The statutory expansion of the definitions of various words as delineated in Sec. 571 of the Act, MCL 450.1571, shall apply, with the same force and effect intended in the Act, to those same words as they are used in this Article VI.

                                   ARTICLE VII
                               STOCK AND TRANSFERS

         SECTION 1. SHARE CERTIFICATES: REQUIRED SIGNATURES. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board, Vice Chairman of the Board , President or a Vice President and which may also be signed by another officer of the Corporation. The certificates may be sealed with the seal of the Corporation or a facsimile thereof.

         The signatures of the officers may be facsimiles. If an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were the officer at the date of issue.

         SECTION 2. SHARE CERTIFICATES: REQUIRED PROVISIONS. A certificate representing shares of the Corporation shall state upon its face:

         (a)      That the Corporation is formed under the laws of this state.

         (b)      The name of the person to who issued.

         (c) The number and class of shares, and the designation of the series, if any, which the certificate represents.

         Should the Corporation be authorized to issue shares of more than one class, a certificate representing shares issued by the Corporation shall set forth on its face or back or state on its face or back that the Corporation will furnish to a Shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, and if the Corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the Board of Directors to designate and prescribe the relative rights, preferences and limitations of other series.

         SECTION 3. REPLACEMENT OF LOST OR DESTROYED SHARE CERTIFICATES. The Corporation may issue a new certificate for shares or fractional shares in place of a certificate previously issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate or the issuance of such new certificate.

         SECTION 4. REGISTERED SHAREHOLDERS. The Corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Michigan.

         SECTION 5. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint a transfer agent and a registrar for the registration of transfers of its securities.

         SECTION 6. REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as the Board of Directors shall deem expedient regulating the issue, transfer and registration of certificates for those shares in this corporation.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         SECTION 1.  DIVIDENDS OR OTHER DISTRIBUTIONS IN CASH OR PROPERTY.

         (a) The Board of Directors may authorize and the Corporation may make distributions to its Shareholders subject to restriction by the articles of incorporation, and no distribution may be made if:

                  (1) after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business; or

                  (2) the Corporation's total assets would be less than the sum of its total liabilities plus, (unless the articles otherwise permit) the amount that would be needed, if the Corporation were to be dissolved at the time of the dissolution, to satisfy the preferential rights upon dissolution of Shareholders whose preferential rights are superior to those receiving the distribution.

         (b) The effect of a distribution is measured at the following time:

                  (1)           Except as provided in Subsection (d), in the
                           case of a distribution by purchase, redemption, or other acquisition of the Corporation's shares, as of the earlier of the date money or other property is transferred or debt incurred by the Corporation, or the date the Shareholder ceases to be a Shareholder with respect to the acquired shares.

                  (2)           In the case of any other distribution of
                           indebtedness, as of the date the indebtedness is authorized if distribution occurs within 120 days after the date of authorization or the date the indebtedness is distributed if it occurs more than 120 days after the date of authorization.

                  (3)           In all other cases, as of the date the
                           distribution is authorized if payment occurs within 120 days after the date of authorization or the date payment is made if it occurs more than 120 days after the date of authorization.

         (a) A Corporation's indebtedness to a Shareholder incurred by reason of a distribution made in accordance with this Sec. 1 of Article VIII is at parity with the Corporation's indebtedness to its general, unsecured creditors except to the extent subordinated by agreement.

         (b) If the Corporation acquired its shares in exchange for an obligation to make future payments, and distribution of the obligation would otherwise be prohibited under Sec. 1(a) of this Article VIII at the time it is made, the Corporation may issue the obligation and the following shall apply:

                  (1)           At any time prior to the due date of the
                           obligation, payment of principal and interest may be made as a distribution to the extent that a distribution may then be made under Sec. 1(a) of this
                           Article VIII.

                  (2)           At any time on or after the due date, the
                           obligation to pay principal and interest is deemed distributed and treated as indebtedness described in Sec. 1(c) of this Article VIII to the extent that a distribution may then be made under this Sec. 1.

                  (3)           The obligation shall not be considered a
                           liability or debt for the purposes of determinations under Sec. 1(a) of this Article VIII except to the extent that it is deemed distributed and treated as indebtedness under this Sec. 1(d) of Article VIII.

         SECTION 2. VOTING SECURITIES. When directed by the Board of Directors, the Chairman of the Board or President, or in the case of their absence or inability to act, the Vice Presidents, in order of their seniority shall have full power and authority on behalf of the Corporation to attend and to act to vote, or to execute in the name or on behalf of the Corporation a consent in writing in lieu of a meeting of Shareholders or a proxy authorizing an agent or attorney-in-fact for the Corporation to attend and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings as he or his duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have possessed and exercised if present. The Board of Directors by resolution from time to time may confer like power upon any other person or persons.

         SECTION 3. CHECKS. All checks, drafts and others for the payment of money shall be signed in the name of the corporation in such manner and by such officer or officers or such other person or persons as the Board of Directors shall from time to time designate for the purpose.

         SECTION 4. CONTRACTS, CONVEYANCES, ETC. The Board of Directors shall have power to designate the officers and agents who shall have authority to execute any instrument on behalf of this Corporation.

         SECTION 5. CORPORATE BOOKS AND RECORDS. The Corporation shall keep books and records of account and minutes of the proceedings of its Shareholders, Board of Directors and executive committees, if any. The Corporation shall keep at is registered office, or at the office of its transfer agent, records containing the names and addresses of all Shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record thereof. Any such books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall convert into written form without charge any such record not in such form, upon written request of a person entitled to inspect them.

         SECTION 6. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         SECTION 7. SEAL. If the Corporation has a corporate seal, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Michigan". The seal may be used by causing it or a facsimile to be affixed, impressed or reproduced in any other manner.

         SECTION 8. GENDER. The use of any gender herein shall be applicable to all genders.

         SECTION 9. SEVERABILITY. In the event that any of the terms, provisions or covenants of these bylaws are held to be partially or wholly invalid or unenforceable for any reason whatsoever, such hold shall not effect, alter, modify, or impair in any manner whatsoever any of the other terms, provisions or covenants of these Bylaws or the remaining portions or any terms, provisions or covenants held to be partially invalid or unenforceable.



                                   ARTICLE IX
                                   AMENDMENTS

         SECTION 1. The Board of Directors may amend or repeal the Bylaws or adopt new Bylaws. Such action may be taken by written consent or at any meeting of the Board of Directors; provided that if notice of any such meeting is required by these Bylaws, the notice of the meeting shall contain notice of the proposed amendment, repeal or new Bylaws.